UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 6, 2019

Columbia Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-36113

MD	20-0068852
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1170 Peachtree Street NE, Suite 600
Atlanta, GA 30309
(Address of principal executive offices, including zip code)

(404) 465-2200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 6, 2019, the Board of Directors of Columbia Property Trust, Inc. (the "Company") approved and adopted an amendment to Article II of the Company's Third Amended and Restated Bylaws (as amended, the "Amended Bylaws"). The Amended Bylaws provide for a majority voting standard in uncontested director elections. Prior to this amendment, the Company had a plurality voting standard in director elections, with a director resignation policy. The new majority voting standard provides that to be elected in an uncontested election, the votes cast "for" a director nominee must exceed the votes "against" such nominee's election. In contested elections, the voting standard will continue to be a plurality of the votes cast.

The Company's Corporate Governance Guidelines (the "Guidelines") provide for a procedure whereby a director who fails to be re-elected in an uncontested election will submit his or her resignation, which the Nominating and Corporate Governance Committee of the Board will consider and make a recommendation to the Board regarding acceptance of such resignation. Conforming amendments were made to the Guidelines to reflect the change to a majority voting standard in director elections.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits
3.1	Fourth Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Property Trust, Inc.

Dated: March 6, 2019	By:	/s/ James A. Fleming
James A. Fleming
Chief Financial Officer